                                                                    Exhibit 23.3

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of AmeriSourceBergen Corporation on Form S-8 of our report dated March 23, 2001 related to the Statement of Net Assets of Bergen Brunswig Pre-Tax Investment Retirement Account Plus Employer Contributions Plan as of September 29, 2000 appearing in the Form 11-K of Bergen Brunswig Pre-Tax Investment Retirement Account Plus Employer Contributions Plan for the year ended September 29, 2001.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
April 9, 2002